Restaurant Brands for Good 2024 Report

Table of Contents Intro Food Planet People & Communities Approach Appendix Letter from Josh Kobza 3 Business Overview 4 Key Moments & Milestones 5 Food Safety 7 Offering Choice 8 Climate Action 10 Nature & Biodiversity 16 Packaging & Recycling 18 Food Waste 19 Animal Health & Welfare 20 Supporting Our Communities 23 Ethics & Human Rights 26 About Our Reporting 28 Sustainability Governance 29 Materiality 30 Our Objectives & Progress 32 2024 GRI & SASB Index 36 2Restaurant Brands for Good 2024Intro Food Planet Approach AppendixPeople & Communities

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Intro Food Planet People & Communities Approach Appendix Restaurant Brands for Good 2024 3

Letter from Josh Kobza



"We want to be a company that leverages its global scale for good."

Three years into my role as CEO of Restaurant Brands International, I'm proud of the foundations we've built across our brands while growing our company responsibly.

With more than 32,000 restaurants in over 120 countries and territories, we've made good progress in driving positive change — all while serving high-quality, convenient, and affordable food and beverages that our guests trust and love every day. Our *Restaurant Brands for Good* platform is an important part of that journey and giving back to the communities we serve.

This annual report highlights continued progress across three pillars — *Food, Planet*, and *People & Communities* — and our four brands globally: Tim Hortons®, Burger King®, Popeyes®, and Firehouse Subs®. In 2024, we were named to the Dow Jones Best-in-Class North America Index for the third consecutive year. We also expanded our plant-based menu items to meet growing guest demand in certain markets and made advancements in areas including water stewardship.

Meanwhile, our brand foundations continued to give back to their communities. The Firehouse Subs Public Safety Foundation in the U.S. and Canada, for instance, provided more than $11 million to first responders and public safety organizations, and more than C$44M was raised through Tim Hortons charitable campaigns, including Smile Cookie™ and Camp Day.

Our sustainability journey is titled *Restaurant Brands for Good* because we want to be just that: a company that leverages its global scale for good. I'm excited about the advancements we've made together with our suppliers, restaurant owners and guests. But there's more work to do and I look forward to the journey that lies ahead in doing what's right alongside our commitment to delivering excellent quality, service, and convenience.

Thank you,

Josh Kobza
Chief Executive Officer
Restaurant Brands International

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Business Overview

Restaurant Brands International Inc. ("RBI") is one of the world's largest quick service restaurant companies with nearly $45 billion in annual system-wide sales and over 32,000 restaurants in more than 120 countries and territories. RBI owns four of the world's most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®,and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its *Restaurant Brands for Good* framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities.

RBI's principal executive offices are in Miami, Florida. In North America, RBI's brands are headquartered in their home markets where they were founded decades ago: Canada for Tim Hortons and the U.S. for Burger King, Popeyes and Firehouse Subs.

4 brands

32K+ restaurants

120+ countries and territories


Tim Hortons
Tim Hortons


BURGER KING
BURGER KING


Popeyes
Love That Chicken


FIREHOUSE SUBS

Tim Hortons | BURGER KING | POPEYES LOUISIANA KITCHEN | FIREHOUSE SUBS

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Key Moments & Milestones in 2024

Restaurant emissions reduction pilots

to test potential decarbonization measures



Four electric trucks

added to Tim Hortons corporate fleet, continuing the journey toward reducing emissions in distribution



Named to Dow Jones Sustainability North America Index –

Best-in-Class for 3rd consecutive year

C$44M+ raised

through all Tim Hortons charitable campaigns, supporting 600+ local charities and community groups



1M+ meals saved

through the Too Good To Go partnership at Tim Hortons, Popeyes, and Burger King restaurants across Canada and Europe

$11M+ in grants

awarded to first responders and public safety organizations via the Firehouse Subs Public Safety Foundation



$475K+ donated to 75 local nonprofits

through the Popeyes Food Love Grants, supporting hunger relief and disaster recovery

$4.5M+ in scholarships

awarded to nearly 4,200 U.S. students through the Burger King Scholars program

Food With food at the heart of our business, we’re dedicated to serving great-tasting menu items that our guests trust and love — every day. Our dedication is driven by our rigorous food safety standards, high-quality ingredients, and focus on improvements in menu choice, nutrition, and transparency. IN THIS SECTION Food Safety 7 Offering Choice 8 6Restaurant Brands for Good 2024Intro Food Planet Approach AppendixPeople & Communities

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Food Safety

We provide guests around the world with high-quality and great-tasting food, continuing to refine our approach to uphold industry-leading standards for vendor quality and food safety.

Our integrated food safety strategy encompasses:

- **Supplier Protocols:** We require our suppliers to maintain Global Food Safety Initiative (GFSI) certifications. Those not yet certified remain subject to our comprehensive internal audits and evaluations. For produce items, we also mandate certifications in line with Good Agricultural Practices (GAP). Our food safety system is grounded in Hazard Analysis Critical Control Points (HACCP) principles throughout the supply chain.

- **Continuing Education & Training:** From suppliers to restaurant team members, food safety education is a continuing priority. In 2024, we delivered updated training modules to teams across all our brands, resulting in more than 200,000 restaurant team members worldwide completing food safety sessions. These trainings focus on food safety best practices and regulatory changes.



- **Monitoring & Evaluation:**
  - **Food Evaluation:** We regularly verify cooking processes and preventive safety controls to ensure product quality and compliance.
  - **Supplier Evaluation:** We perform scheduled on-site visits, audits, and continuing guidance for suppliers to ensure alignment with our rigorous safety standards.
  - **Restaurant Evaluation:** We conduct regular, independent food safety inspections to maintain or exceed local regulatory requirements. In 2024, we conducted over 85,000 independent food safety audits across our Tim Hortons, Burger King, Popeyes, and Firehouse Subs locations globally.

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Offering Choice

We're listening carefully to our guests and continuing to evolve our menu offerings with new options that meet a wide variety of guest values and lifestyle choices. At Burger King, plant-based menu items are available in more than 56 markets and over 14,000 restaurants across the U.S., Canada, the Middle East, Latin America, and Asia.

Plant-Based Options

Internationally, Burger King has continued to meet growing guest demand for plant-based options worldwide.

- Building on the momentum of the Veggie Chicken Louisiana's popularity in France, where it became the market's best-selling plant-based product, Burger King rolled out the sandwich in Switzerland and the Netherlands.
- Burger King France introduced dino-shaped plant-based nuggets as a limited-time offering, while Burger King Italy launched them as a permanent addition to the menu.
- In Germany, Burger King aimed to lower barriers for guests exploring plant-based choices by pricing select plant-based sandwiches below comparable traditional offerings.
- Burger King opened its 16th and 17th pop-up restaurants featuring plant-based menus in Costa Rica.

Planet We remain committed to building a responsible business that uses our global scale for good. Our focus areas include working toward our climate targets, reducing waste, and promoting responsible practices throughout our supply chain. IN THIS SECTION Climate Action 10 Nature & Biodiversity 16 Packaging & Recycling 18 Food Waste 19 Animal Health & Welfare 20 9Restaurant Brands for Good 2024Intro Food Planet Approach AppendixPeople & Communities

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Climate Action

As one of the world's largest quick-service restaurant companies, we're focused on reducing our environmental footprint and driving positive change throughout our value chain.


BURGER KING
BURGER KING
Pick Up
Park & Order
Drive Thru

Our Targets

As part of our commitment to sustainability, RBI set science-based targets through the Science Based Targets initiative (SBTi) in 2021 to reduce Scope 1, 2, and 3 greenhouse gas (GHG) emissions.

2030 SBTi-ALIGNED TARGETS[1]

Reduce absolute Scope 1 and 2
GHG emissions by 50%

Reduce Scope 3
GHG emissions intensity by 50% per metric tonne of food and per franchised restaurant

In addition to our 2030 targets, we have committed to set long-term, science-based, net-zero emissions-reduction targets. This reflects our commitment to the aims of the Paris Agreement, aligning with 1.5°C and net zero by 2050. We aim to align our targets with the most current scientific guidance by monitoring updates from leading organizations like the SBTi and the GHG Protocol. In particular, we are enhancing our approach to Forest, Land, and Agriculture (FLAG) emissions, refining tracking and traceability to support science-based target setting.

1 Relative to our 2019 baseline year.

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2024 GHG Emissions

In early 2024, RBI agreed to purchase 1,082 U.S.-based franchises in 23 states from Carrols Restaurant Group Inc., the largest Burger King franchisee in the United States. Many of these stores will be renovated and Burger King ultimately plans to refranchise the vast majority of the portfolio to new or existing smaller franchise operators who live in their local communities. This temporary acquisition has a significant impact on our overall Scope 1 and 2 emissions. As this is a temporary acquisition, the emissions for 2024 are shown as a year-over-year comparison that excludes restaurants in the Carrols purchase, and a separate graphic with the emissions associated with Carrols restaurants.

Our emissions reduction progress reported here is measured against the baseline year of 2022 - the year in which we acquired Firehouse Subs. Our existing SBTi goals were originally created using 2019 as a baseline. We intend to update the baseline year for our SBTi goals to 2022.



2024 GHG Emissions vs. 2022

The below emissions are measured in metric tonnes carbon dioxide equivalent (CO_2e) and exclude emissions associated with Carrols Restaurants.

Scope	2022 $MtCO_2e$	2024 $MtCO_2e$	% Change
Scope 1	42,818	54,465	27%
Scope 2 (Market-Based)	574	<1	-99.9%
Scope 3	30,048,075	28,833,765	-4.0%
Total Emissions (Market-Based)	**30,091,467**	**28,888,230**	**-4.0%**

In a comparison of RBI's Scope 1 emissions, excluding Carrols restaurants, there was an increase of 27% in 2024 compared to the 2022 baseline. This is largely due to an increase of corporate-owned and operated restaurants. Market-based Scope 2 emissions continue to decline as we expand our renewable energy certificate (REC) purchases to cover international offices. The remaining small amount of Scope 2 emissions are from chilled water purchases in Singapore.

Our 2024 GHG Performance[2]


29,132,465
MtCO2e
Scope 1 & 2
Scope 3

2 These results are inclusive of Scope 1, 2 and 3 emissions from both RBI and Carrols restaurants.

2024 GHG Emissions – Carrols Restaurants

The below emissions are measured in metric tonnes carbon dioxide equivalent (CO_2e).

Scope	Carrols Restaurants – 2024 $MtCO_2e$
Scope 1	74,529
Scope 2 (Market-Based)	66,113
Scope 3	103,593
Total Emissions (Market-Based)	**244,235**

Energy usage by temporarily owned restaurants was not covered under our REC purchases in 2024. The Scope 1 and 2 emissions are significantly higher than RBI's existing emissions as there are over 1,082 restaurants, compared to 250 that are accounted for in RBI's long-term inventory of restaurants.

Scope 1 & 2 Emissions ($MtCO_2e$)


Restaurants (Corporate and Carrols)
0.6%
160,644
Corporate Vehicles
>0.0%
1,804
Distribution & Manufacturing
0.1%
32,570
Restaurant Support Centres
>0.0%
89

Purchased Goods & Services Upstream Transportation Downstream Leased Assets Franchises Other Total 81.7% 23,633,978 1.1% 321,467 0.4% 113,856 16.1% 4,671,031 0.7% 197,026 28,937,358 Scope 3 Category 1 Emissions (MtCO2e) (Purchased Goods and Services – Commodities Only) 23,574,490 MtCO2e PROTEINS 73% 17,128,325 DAIRY 4% 923,457 OILS & GRAINS 2% 573,498 BAKED GOODS 6% 1,520,296 PACKAGING 3% 712,141 OTHER 12% 2,716,773 Beef Chicken Pork Other 82% 14,074,058 11% 1,898,373 4% 708,909 3% 446,985 In 2024, RBI saw a 3.7% decrease in Scope 3 emissions compared to our 2022 baseline. This number includes both RBI and the Carrols restaurants. The main contributor to Scope 3 emissions remains Purchased Goods and Services, as shown in the accompanying chart. The largest reduction in Scope 3 emissions comes from beef, which declined from 52% of our overall inventory in 2023 to 48% in 2024. Scope 3 Emissions (MtCO2e) The below emissions are measured in metric tonnes carbon dioxide equivalent (CO2e), and include Scope 3 emissions for both RBI and Carrols restaurants. 12Restaurant Brands for Good 2024Intro Food Planet Approach AppendixPeople & Communities

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Our Pillars

We are collaborating with franchisees, suppliers, and industry experts across the globe to identify opportunities to impact our emissions.


Logistics and Distribution
Corporate Emissions
Renewable Energy
Supply Chain
Restaurant Emissions
SCOPE 1
SCOPE 2
SCOPE 3

Managing Climate Risk

Building on our first climate scenario analysis from 2023, we expanded our assessment to include a more detailed look at how extreme weather events could affect key commodities in certain European regions. Following the Task Force on Climate-Related Financial Disclosures (TCFD) recommendations, we assessed the impact of more frequent and severe rainfall events on our procurement strategy of key produce.

These insights underscore the built-in resilience of our supplier network and global sourcing model. Having multiple supply partners and the ability to shift sourcing across different regions helps protect against localized climate impacts. As we continue to refine our climate risk management approach, we remain focused on developing strategies that not only mitigate potential disruptions but also support our broader sustainability commitments and long-term business resilience.

Logistics and Distribution

Tim Hortons added four additional electric trucks to its distribution fleet as part of its continued testing of range, operational fit and service needs. These new trucks will operate out of distribution centres in Ontario and British Columbia. Tim Hortons will continue to explore emerging vehicle technologies to reduce greenhouse gas emissions.

In 2024, Tim Hortons took steps to reduce the environmental impact of its distribution centres by installing LED lighting throughout the Debert location in Nova Scotia and adding heat pumps to office spaces at the Kingston distribution centre in Ontario.


Tim Hortons
SIXTY YEARS OF KEEPING IT FRESH

Renewable Energy

Building on our renewable energy strategy, RBI purchased RECs to cover 103,230 MWh of electricity in 2024 to lower our Scope 2 emissions for a significant portion of our directly controlled and corporate-owned or -leased North American operations.

As of 2024, rooftop solar panels have been installed on 285 restaurants operated by Restaurant Brands Europe, the parent of the master franchisees for Burger King Spain, Burger King Portugal, Popeyes Spain, and Tim Hortons Spain.

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Improving Our Restaurant Emissions

The operation of restaurants is an important opportunity for RBI and the brands' franchisees to reduce our carbon footprint. In 2023, we carried out an emissions analysis on select restaurants across various regions and identified interventions with strong potential to reduce GHG emissions. In 2024, all four brands undertook emissions reduction pilots across a variety of restaurants globally. These pilots looked holistically at the building structure and system elements to determine opportunities. Results from the pilots will guide updates to our Restaurant Building Standards in 2025.

Our brands undertook pilots to test building efficiency measures in key areas of building performance. Examples of initiatives include:


Triple-glazed high-performance windows and high-performance insulation to improve thermal efficiency
High-efficiency HVAC systems, including heat pumps and evaporative coolers, to reduce energy use and emissions
EV fast chargers installed to support electric vehicle adoption and reduce transportation emissions
Solar panels installed to generate renewable on-site energy
ALWAYS FRESH SINCE 1964
Green roof and moss wall installations to support biodiversity, reduce heat island effect, and enhance insulation
Energy management and lighting control systems for smarter, more efficient energy use
Rainwater retention system used for landscape irrigation, reducing water consumption
Sustainable building materials, including low-carbon concrete, recycled metal, and FSC-certified wood furniture

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Reducing Beef Emissions

BEEF EMISSIONS

Emissions from beef make up about 60% of our Purchased Goods and Services (Scope 3 Category 1) footprint and about 48% of our total GHG footprint, highlighting a key opportunity to drive meaningful change.

According to the World Wildlife Fund U.S. industry data, ~90% of beef emissions occur during farming stages (breeding, growing and finishing), with the largest contributor being enteric (i.e., digestive) methane.[3] As we look to help address our beef emissions, we are focusing efforts at this stage.

Our Approach


1 Define
product specification for reduced-emissions beef
2 Maintain
traceability and auditability from farm to restaurant
3 Reduce
cost premiums to minimize commercial impact
rbi

PILOT PROJECTS

To better understand which farming interventions will be the most impactful and feasible at scale, we've set out on a multi-year journey to engage in a series of pilots across our primary sourcing regions. The insights from this work will help inform our future beef emissions abatement strategy, which we believe will be a central component in our broader GHG emissions reduction ambitions.

Timeline of Pilot Activity

2023 — Australia
Focused on reducing methane emissions using feed additives and herd efficiency management practices

2024 — Latin America
Focused on full traceability and grazing management practices

2025 — U.S.
Focus on both feedlot and whole life cycle activities

Latin America Beef Pilot

In 2024, we partnered with a beef supplier in Latin America to participate in their certified farms program. Certified farms within the program are expected to implement a range of different initiatives at the farm level to help reduce the total emissions throughout the life cycle of the cattle.

Such farm-level initiatives include:

- Livestock management
- Management of agricultural inputs
- Productivity and reduced herd age
- Feed additives that target enteric fermentation

In addition to these initiatives, the full traceability of cattle from birth to slaughter allows us to ensure there is no exposure to deforestation for pasture usage. Collectively, these initiatives demonstrated a considerable reduction in emissions.

3 Moberg, E. (2022). Measuring and Mitigating GHGs: Beef, World Wildlife Fund.

Nature & Biodiversity We recognize the important role that nature and biodiversity play in sustaining our planet, communities, and business. We are committed to conserving natural ecosystems – including land and water – by working collaboratively with suppliers, farmers, and industry partners to promote sustainable practices. We aim to build a more resilient supply chain by proactively managing nature-related risks, such as deforestation. We’ve engaged in numerous efforts across these topics to reduce our impact, beginning with a focus on land use change as it represents one of our most material nature footprints from our supply chain. Protecting Forests In our supply chain, we aim to help advance sustainable forest management practices and eliminate deforestation by 2030 or sooner for several key commodities including coffee, palm oil, fibre-based packaging, soy in poultry feed and beef. COFFEE We are proud to partner with Enveritas, which verifies 100% of Tim Hortons coffee purchases each year under a set of social, economic and environmental standards that measure farm-level sustainability.4 PALM OIL In 2024, RBI estimates 95% of the palm oil volumes within the scope of our Palm Oil Sourcing Policy were Roundtable for Sustainable Palm Oil (RSPO)-certified Mass Balance or better, with the remaining volumes covered by Book and Claim credits.5 PAPER FIBRE As of the end of 2024, we estimate 90% of the approved, guest-facing, fibre-based packaging across RBI globally came from recycled or certified sources.6 SOY IN POULTRY FEED We are members of the Round Table on Responsible Soy (RTRS) and continue to engage our suppliers and industry stakeholders to understand our global soy footprint. We strive to work with approved suppliers who share our goal of eliminating deforestation in our supply chains and advancing solutions that can serve the industry. BEEF We remain focused on improving traceability in our beef supply chain to cover the full lifetime of the cattle, such that we can better track and measure deforestation risk. As a baseline standard, we require that all approved raw material suppliers of beef sourced from Brazil maintain active policies on illegal deforestation in the Amazon biome. Progress towards project goal (1M acres) Estimated Acres Impacted (based on grants awarded to date) 831,858 83%7 4 Enveritas. “Our Approach to Sustainability.” https://www.enveritas.org/approach/ 5 Includes all palm oil directly sourced by the Tim Hortons, Burger King, Popeyes and Firehouse Subs brands, and approved food products with greater than 1% palm oil/palm kernel oil as an ingredient, excluding third-party branded products, and cooking oil used in and food products sold in Turkey. 6 To qualify as compliant, 100% of the materials within the fibre of the approved packaging item must be made from pre- or post-consumer recycled materials and must be third-party verified, unless certified under a Chain of Custody forest management standard, such as the FSC. 7 Number estimated by the NFWF as of December 2024. As part of our broader efforts to protect and restore natural lands, Burger King continues to partner with leading non-governmental organizations (NGOs) and suppliers on initiatives to improve soil health and foster biodiversity across agricultural lands, particularly where cattle can play a major role. Most recently, Burger King teamed up with Cargill and the National Fish and Wildlife Foundation (NFWF) in 2022 on a $10 million, five-year plan to support cattle ranchers in six southern Great Plains states in adopting regenerative agriculture practices. This project aims to enhance grassland management, reduce GHG emissions, improve soil health, and foster biodiversity. Together, Cargill and Burger King have funded conservation projects that, once completed, are expected to protect, restore or improve grazing lands management on over 831,000 acres. We are also exploring new partnerships that will further adoption of advanced regenerative practices so we can continue strengthening the health and resilience of the agricultural lands we depend on. 16Restaurant Brands for Good 2024Intro Food Planet Approach AppendixPeople & Communities

Water Stewardship Water is an important natural resource that our business depends on, both in restaurants and upstream throughout our supply chain. Given the growing scarcity of freshwater across the world, we recognize our role in water stewardship to ensure long-term, sustainable access for our business and the communities in which we operate. To advance our water stewardship journey, we conducted a TCFD-aligned climate risk analysis in 2023, which evaluated the combined effects of multiple outcomes of climate change – including water stress – on our business. Following that work, in 2024 we undertook a water risk assessment using the World Resources Institute (WRI) Aqueduct tool to further our understanding of the most material water-related risks and impacts across restaurants and our supply chain for key products. In 2025, we are developing a water stewardship plan and evaluating initiatives to mitigate water risks across our operations and supply chain, focusing on those in the highest water-stressed regions. We will also continue to improve data collection and quality so we can more accurately measure and track our footprint and the impacts of water stewardship activities. Examples of how we are responsibly managing water use in restaurants and our supply chain Across our brands, various initiatives have been implemented to better manage our water footprint and reduce water withdrawals. Since 2012, Tim Hortons restaurants across Canada have incorporated low-flow restroom fixtures into their Restaurant Building Standards to help minimize overall water consumption. Beginning in 2025, new and renovated Popeyes restaurants in the U.S. will introduce upgraded kitchen equipment and operational procedures designed to support more efficient water use. At the broader supply chain level, where we have less direct control over water use, we rely on our suppliers to implement responsible water stewardship practices. To support these efforts, we are actively engaging with leading suppliers to better understand their water stewardship journeys and explore how we can collaborate effectively. One example of this is our work in coffee processing facilities, where Tim Hortons has partnered with suppliers in Colombia to adopt more water-efficient methods, including the use of hydro-washers. 17Restaurant Brands for Good 2024Intro Food Planet Approach AppendixPeople & Communities

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Packaging & Recycling

Packaging plays a pivotal role in our industry by conveniently delivering the food our guests love, making it a key focus for our innovation.

Our packaging strategy centres on four pillars:



1
Reducing or eliminating packaging, where practical



2
Making responsible material choices to increase the use of renewable and recycled materials



3
Designing for circularity through reusable, recyclable, or compostable packaging



4
Increasing access to in-restaurant recycling, where viable infrastructure is available


Scan Bin Code
Returnable Lids
Returnable Cups
LIQUIDS


RECUP




Forgot your reusable cup?

Reusable Packaging

In 2024, our brands continued to implement and test various reusable alternatives in new regions to reduce packaging waste.

- Burger King Germany, France, Denmark, Spain and Portugal continue to offer reusable cup programs.
- Burger King UK is participating in a reusable cup pilot including 12 locations in Glasgow. The pilot allows guests the option to borrow a cup for a £1 deposit and return their cups for a fresh one or receive a £1 refund.
- Burger King Finland launched a pilot to test reusable cups for dine-in guests in select restaurants.
- Tim Hortons in Canada has concluded testing the returnable takeout pilot in 12 Vancouver restaurants and is evaluating learnings to help determine how they might create commercially viable reuse systems that reduce packaging waste and that their guests love.

Single-Use Packaging

In 2024, our U.S. and Canadian home markets set a target to reduce virgin plastics content in guest-facing, single-use packaging by 10% by the end of 2026. Each of our four brands has developed strategies to achieve this goal, including reducing or eliminating plastic packaging, lightweighting and increasing recycled content. In 2025, they will conduct tests in markets and set transition plans, where applicable.

For single-use packaging, our brands are continuing our journey to reduce, make responsible material choices and design for circularity.

- Burger King Germany, France, Spain, Portugal, United Kingdom, and Switzerland have transitioned to plastic-free wraps for sandwiches.
- Tim Hortons Canada has transitioned to wax-free paper for all wraps.
- Tim Hortons Canada completed plastic-free, recyclable fibre lids pilots for hot beverages in 39 restaurants in Prince Edward Island and Ottawa. Tim Hortons will apply learnings from pilots as they iterate on our packaging designs.

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Recycling

Recycling remains an important pillar of our packaging strategy. We are founding members of Circular Materials,[8] where we are working together with industry leaders to advance the circular economy in which materials are collected, recycled and returned to producers for use as recycled content in new products and packaging. One example is a pilot in Toronto, Ontario, that allows residents to recycle hot and cold paper beverage cups, an initiative that marks the first step towards incorporating these materials in recycling systems across all municipalities in Ontario by 2026.

In restaurants, we continue to work alongside our franchisees on facilitating access to recycling where commercially viable and infrastructure is available. Globally, recycling is a complex and constantly evolving field, with variations in collection approaches between countries - and even between neighbouring cities. This requires the consideration of several effective solutions rather than a one-size-fits-all approach. We will work with communities, governments, and recycling facilities to advance progress in the area of waste collection, processing and diversion while seeking out new initiatives and more innovative ways for our packaging to flow through the system, avoid landfills, and limit our environmental impact.


Returnable Drink Cups
Single-Use Drink Cups

Food Waste

We recognize the importance of responsible waste management for both operational efficiency and sustainability. We have implemented various initiatives to both manage the amount of food waste generated and find avenues to divert wasted food and organic material (such as cooking oil) from entering landfills.

2,600+

restaurants globally partnered with Too Good To Go

1M+

meals saved across Canada, United Kingdom, Spain and Italy

Operational initiatives to reduce creation of wasted food: We are focused on reducing surplus food across our company-owned and franchised restaurants, as well as throughout our broader supply chain. Our brands continue to invest in advanced forecasting tools and inventory management systems that help align production with demand. These efforts optimize ingredient usage, manage overproduction, and help reduce waste. Since most of our restaurants are independently owned, we support franchisees with tools, training, and best practices that help them manage food waste effectively. These include guidance on portioning, storage, and forecasting - all integrated into broader sustainability training.

Initiatives to divert food waste: Through our partnership with Too Good To Go, over 2,600 Tim Hortons, Popeyes, and Burger King restaurants offer surplus food at a discount, helping to reduce waste. To date, this program has saved over one million meals from being wasted in Canada and Europe. Additionally, RBI has several partnerships to convert leftover cooking oil into biofuel. In 2024, Burger King U.S. recycled over 12 million pounds of used cooking oil, converting it into biofuels that can replace more than 1.6 million gallons of petroleum diesel. Similarly, in Spain and Portugal, partnerships enabled leftover cooking oil in Burger King restaurants to be converted into biofuels.

8 Additional details about Circular Materials can be found at the website: https://www.circularmaterials.ca/

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Animal Health & Welfare

Cage-Free Eggs

COMMITMENT

We remain committed to transitioning to cage-free eggs globally by 2030 or sooner.[9] This includes 100% of whole eggs, liquid eggs, egg products and egg ingredients where egg makes up greater than 1% of an approved product's formulation.[10]

PROGRESS

Last year, we set out a detailed transition plan across our brands and markets, which can be found on our website. Throughout 2024, we continued to make progress towards these commitments across all markets, most notably in our Asia Pacific markets where we increased compliance.[11] In North America, we also accelerated compliance to 11% of egg volumes, achieving 7% in Canada and 17% in the U.S., by end of 2024.

In Australia, New Zealand, and the U.K., we continued to source 100% of whole eggs used at Burger King restaurants from laying hens reared in cage-free systems.

There were, however, various external factors that have posed significant challenges for our suppliers, especially those in North America, and in some cases impacted their ability to meet the cage-free egg transition glidepath we had previously set for 2024. In the U.S., Highly Pathogenic Avian Influenza (HPAI) outbreaks across the country were a major disruption, often necessitating the sourcing of non-compliant volumes to manage shortages where we would have otherwise sourced cage-free. We are continuing to work closely with our suppliers to address these challenges proactively. As of March 2025, our U.S. compliance has increased to 23%. In Canada, farm transitions were slower than planned, but have since accelerated.

Latin America and Caribbean represents 2% of global systems volume. We are working on improving compliance in the region. In the U.S. and Canada, which collectively represent 89% of our total shell and liquid egg requirements, we expect to achieve 100% compliance across our brands by 2026 and 2028, respectively.[12]

Progress Toward RBI Cage-Free Eggs Commitment


North America
11%
Europe, Middle East, and Africa
65%
Latin America and Caribbean
0%[13]
Asia Pacific
40%

Sow Housing

COMMITMENT

We're committed to eliminating the use of gestation crates for housing pregnant sows in our supply chain globally by 2035 or sooner.

PROGRESS

As of March 2025, globally, we have achieved compliance on this commitment for 80% of our pork supply, up from 35% compliance in 2023. In North America, we saw the most significant progress. As of March 2025, Burger King and Tim Hortons in the United States and Canada have achieved compliance on 99% of their collective pork requirements.

Progress Toward RBI Sow Housing Commitment[14]


North America
83%
Europe, Middle East, and Africa
94%
Latin America and Caribbean
39%
Asia Pacific
41%

9 In some regions, cage-free supply is currently limited and there is not yet a clear path for the availability of sourcing. Regardless, we are committed to working with our stakeholders to meet this goal and will both disclose our progress and update our policy as we move forward so that we may remain transparent regarding both the challenges we face and progress we are able to make.

10 Due to the higher exposure of cage-free birds to Avian Influenza, during seasons of high pathogenicity, we will respond as necessary to ensure continuity of supply and safety of our guests.

11 Compliant volumes for broader EMEA region are lower than 2023 *Restaurant Brands for Good* report due to incorrect compliance data provided in 2023, which has since been corrected.

12 Products sourced for Tim Hortons U.S. from Canada that contain egg as an ingredient will follow the transition plan for Tim Hortons in Canada.

13 Latin America and Caribbean (LAC) represents 2% of the total global volume of eggs.

14 Data as of March 2025. Data includes Firehouse Subs, which was not included in 2023 reporting.

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Broiler Chicken Welfare

RBI is committed to improving the welfare of chickens within our supply chain. In 2023, we updated our broiler chicken welfare policy to include key welfare indicators (KWIs) developed in collaboration with the International Poultry Welfare Alliance (IPWA), FAI Farms and our supplier advisory council. Our KWIs are largely outcomes-based to ensure suppliers prioritize taking steps that demonstrate material improvements to chicken health and wellbeing. We will continue to monitor the latest scientific research on welfare practices to ensure we encourage implementation of those that demonstrate the best outcomes for chickens.

Our KWIs address the following welfare principles:

- Animal Health & Welfare
- Housing
- Euthanasia
- Equipment Use
- Feed & Water
- Handling & Transport
- Environment

By the end of 2024, we onboarded the majority of our major U.S. suppliers, responsible for our U.S. chicken supply for Burger King and Popeyes restaurants. In Europe, we are on track to onboard the majority of our key suppliers in 2025. We will actively monitor the KWI data we collect and plan to develop a roadmap with major suppliers around the most impactful and deliverable aspects of chicken welfare, starting with housing and enrichments. For other Better Chicken Commitment (BCC) objectives – including breed type, stocking density and processing – where more widespread industry support is required to help mitigate the challenges linked to availability and cost, we will continue to use our influence as a major poultry buyer to encourage positive changes in the industry.

In Canada, Controlled Atmospheric Stunning (CAS) has increased to 30% of our chicken supply[15] for Tim Hortons, Burger King, and Popeyes restaurants, up from 25% in 2023.

Antibiotics

We are committed to judicious use of antibiotics across our supply chains as part of our broader responsibility to promote animal welfare and combat antimicrobial resistance. To uphold this commitment, we expect our suppliers across our chicken and beef supply chains to uphold our Antibiotics Use Policies, which strive to reduce reliance on medically important antibiotics.

Pursuant to our policies, RBI aims to eliminate the use of medically important antibiotics for growth promotion. Preventative use of these antibiotics is only permitted under our policies when a qualified veterinarian or trained professional with a Veterinary Client-Patient Relationship (VCPR) determines a high risk of disease contraction. Antibiotics may be administered for treatment, disease control, or prevention only under veterinary supervision and must follow a tiered approach, prioritizing use of non-medically important antibiotics first.

100%[16] of the chicken supply for Burger King, Popeyes and Tim Hortons restaurants in the U.S. is raised without the use of antibiotics important to human medicine, as defined by the World Health Organization.[17]

Additionally, through our KWI program, we are partnering with broiler chicken suppliers to improve the tracking of antibiotic usage and explore ways to reduce the need for medically important antibiotics via improved welfare practices.

15 Applies to products served in-restaurant.
16 Excludes eggs and chicken by-products.
17 As defined by the World Health Organization in Critically Important Antimicrobials for Human Medicine 6th Revision 2018.

People & Communities IN THIS SECTION Supporting Our Communities 23 Tim Hortons & Tim Hortons Foundation Camps 23 Burger King Foundation 24 Popeyes FoundationSM 25 Firehouse Subs Public Safety Foundation 25 Ethics & Human Rights 26 We aim to make a positive impact on the communities we serve and build an environment where employees can thrive. By investing in people and supporting local initiatives, we strive to create a meaningful difference for all who connect with our brands. 22Restaurant Brands for Good 2024Intro Food Planet Approach AppendixPeople & Communities

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Supporting Our Communities

Tim Hortons

SMILE COOKIE & HOLIDAY SMILE COOKIE

For more than 29 years, Tim Hortons guests have come to know and love the annual Smile Cookie campaign and its support for local charities and community groups across Canada and the United States. In 2024, nearly C$18.8 million was raised through the sale of Smile Cookies, which supported over 600 charities and community groups. Since its launch in 1996, the campaign has raised a total of more than C$129 million.

For the second year in a row, Tim Hortons also held the Holiday Smile Cookie campaign, raising C$10.7 million in 2024 for local charities and community groups across Canada, including Tim Hortons Foundation Camps. Since its inaugural launch, the campaign has raised a total of C$20.5 million.

SPECIAL OLYMPICS DONUT

Tim Hortons has been a proud partner of Special Olympics Canada since 2016. All proceeds from the Special Olympic Donut campaign go toward supporting sports programs for athletes with an intellectual disability in communities across Canada. In 2024, Tim Hortons raised over C$880,000 through the sale of Special Olympic Donuts, which helped more than 40,000 athletes across the country receive greater opportunities, including access to training, competition, and essential health programs. This initiative supports programs that foster basic motor and sport skills through fun and positive movement experiences, including Active Start and FUNdamentals.




Orange
Sprinkle
Donut
Skip the Line.
Save Time.

ORANGE SPRINKLE DONUT

Developed in 2021 by a group of Indigenous Tim Hortons restaurant owners, the annual Orange Sprinkle Donut fundraising campaign supports Indigenous organizations in Canada in developing crucial services, programs, and educational opportunities in Indigenous communities across Canada. All proceeds from Tim Hortons Orange Sprinkle Donut sales are donated to the Orange Shirt Society, the Indian Residential School Survivors Society, the New Pathways Foundation in Quebec, and, new in 2024, the Gord Downie & Chanie Wenjack Fund and the Ulnooweg Education Centre.

In 2024, the campaign raised over C$800,000, contributing a total of more than C$4 million over the past four years.

ALBERTA CARES DONUTS

In August 2024, with the support of restaurant owners, team members and guests across Alberta, Tim Hortons raised over C$200,000 through its Alberta Cares Donut campaign to support local communities impacted by wildfires that had spread in Jasper, Alberta and other communities that summer. All proceeds from the campaign were donated to the Canadian Red Cross's 2024 Alberta Wildfires Appeal, helping those affected by the wildfires rebuild their homes and communities.

TIM HORTONS TIMBITS SPORTS

Tim Hortons provides opportunities for children to learn a new sport, play in a league, and make new friends through Timbits Sports. In 2024, Timbits Sports supported over 300,000 kids ages four to eight to play house league hockey and soccer across Canada.


timbits
my first
JERSEY
ROOKIE
YEAR

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Tim Hortons Foundation Camps

Tim Hortons Foundation Camps aims to help youth from underserved communities achieve their full potential by providing them with important experiences and leadership skills to help them design their future.

CAMP DAY

Through the Camp Day campaign, Tim Hortons restaurant owners donate 100% of the proceeds from hot and iced coffee sales on Camp Day to Tim Hortons Foundation Camps. Additional funds are raised through Camp Day bracelets, donation badges, and other unique initiatives developed by local Tims restaurant owners and their team members.

In 2024, the campaign raised nearly C$12.8 million and sent more than 1,500 underserved youth to various camps. Since the campaign launched, it's raised approximately C$262 million, providing more than 325,000 Tims Camps experiences for underserved youth between the ages of nine and 16.


CAMP DAY JULY 17

Burger King Foundation

The Burger King Foundation (BKF) is committed to empowering individuals through education and providing support when needed, helping them live life on their own terms. The BKF creates brighter futures by empowering community and Burger King team members through education and emergency relief. Through its scholarships and learning resources, it empowers the next generation to kickstart their educational and career pathways.

SCHOLARS PROGRAM

The Burger King Scholars program, was established to honour the legacy of Burger King co-founder James W. McLamore. It awards scholarships to deserving high school seniors and Burger King employees and their families to help advance their education. Scholarships range from $1,000 to $60,000 and are intended to offset the cost of attending college or post-secondary vocational/technical school. In 2024, the program awarded over $4.5 million in scholarships to nearly 4,200 students across the United States. Since the program's inception, over $60 million has been awarded to more than 50,000 students across North America.

BK Scholars Program – Recipients


Maher Harp

Maher Harp, Harvard University



Gerkariah Shine, Brown University



Jessica Nwosu, Columbia University

EMERGENCY FUND

In times of crisis, the BKF Emergency Fund supports Burger King employees and restaurant team members and their families across the globe. For over two decades, this program has provided immediate, short-term assistance to help team members overcome unexpected hardship, including medical illnesses, natural disasters, and rebuilding after house fires and other emergencies.

In 2024, we awarded more than $1.3 million in relief grants raised through BKF events and employee giving. In total, the Fund has provided more than $5 million in grants to Burger King team members around the world.

CROWN A CLASSROOM

Launched in 2023, the Crown A Classroom program provides kits filled with critical classroom supplies for an entire semester to many schools in underserved communities. From notebooks and pencils to binders and art materials, the goal is to ensure every student has the tools they need to learn, create, and reach their full potential. In 2024, over $1.1 million in school supplies was distributed to over 1,300 schools and approximately 100,000 students. Through this initiative, the Foundation strives to empower students, support educators, and help build a brighter future for the next generation.

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Popeyes Foundation

The Popeyes Foundation raises awareness and funds to strengthen communities with food and support in times of need. In 2023, the Foundation launched SERVING WITH LOVE®, which directs a percentage of funds raised in restaurants locally through the Food Love Grants Program, and continued emergency-related support for Popeyes restaurant team members through the Team Member Love Program.

TEAM MEMBER LOVE

Since 2018, the Popeyes Foundation has been providing grants to Popeyes restaurant team members who experience short-term, catastrophic hardships related to emergencies or natural disasters. Since its inception, over $760,000 in grants has been distributed to over 700 eligible team members, with 100 team members receiving financial support in 2024 alone.

FOOD LOVE GRANTS

Through the Food Love Grants Program, a percentage of funds raised in Popeyes restaurants is directed to local nonprofits that provide support to those experiencing food insecurity and those with limited access to food. In 2024, more than $475,000 was directed to 75 local nonprofits, supporting a range of efforts including meal delivery programs, out-of-school meals, food pantries, and disaster-related food relief.

Firehouse Subs Public Safety Foundation

Firehouse Subs Public Safety Foundation was founded in the U.S. in 2005 in the aftermath of Hurricane Katrina. Ten years later, with the opening of the first Canadian restaurant in 2015, the Firehouse Subs Public Safety Foundation of Canada was born. Together, the Foundations are dedicated to improving the lifesaving capabilities of first responders and public safety organizations in communities across North America by providing funding, resources, and support.

In 2024, the Foundations provided more than $11 million combined to first responders and public safety organizations. In the United States, more than 400 grants were awarded throughout the country and Puerto Rico. In Canada, over 30 grants were awarded in provinces including Ontario, Saskatchewan, Manitoba and Alberta.

Donations by number in 2024

- 92 Extrication Tools and related accessories
- 8 All-Terrain Vehicles (ATVs) and related accessories
- 554 Automated External Defibrillators (AEDs) and related accessories or training
- 424 sets of Personal Protective Equipment (PPE) (bunker gear, helmets, gloves, and other protective clothing)
- 19 Rescue Boats and Water Rescue Equipment and related accessories
- 276 Thermal Imaging Equipment and related accessories
- In 2024, the Firehouse Subs Public Safety Foundation also provided more than $300,000 in emergency grants to the American Red Cross, which impacted fire departments and food reimbursements in the aftermath of natural and man-made disasters, including Tennessee and Oklahoma tornadoes, the Baltimore Key Bridge collapse, Texas and California wildfires, Tropical Storm Debby and Hurricanes Helene and Milton.


SUZUKI
INMAR


FIREHOUSE SUBS

Ethics & Human Rights Guided by our core value of “doing what’s right,” we actively promote integrity and respect across our business, including through a comprehensive framework of policies and programs that uphold our high standards of ethical conduct and human rights. Supply Chain We also believe that our commitment to “doing what’s right” simply can’t be achieved without the same commitment from the vendors and suppliers that provide the ingredients in our food, the equipment used to make it and many other critical inputs into our business. Our Code of Business Ethics and Conduct for Vendors states the basic requirements that must be met by all vendors, including their employees, officers, agents and subcontractors, who are approved to do business with us. We’re committed to protecting human rights and supporting safe, fair working conditions throughout our supply chain. Please refer to our policies and reports webpage to access our Modern Slavery Act Report which outlines many of the key measures the business has taken to prevent and reduce modern slavery risks across our supply chain. In 2024, RBI became a member of Sedex, one of the world’s leading organizations that partners with companies to create more socially and environmentally sustainable supply chains. Sedex assessments evaluate supplier site risk in four key areas: labour standards, health and safety, environment and business ethics. 26Restaurant Brands for Good 2024Intro Food Planet Approach AppendixPeople & Communities

Approach Our guiding principle is simple: do what’s right. As a major player in the global quick-service restaurant industry, we have the opportunity to leverage our scale for good. This is at the core of our Restaurant Brands for Good framework: it outlines how we can serve our guests the food and drinks they love, all while contributing to a sustainable future and positively impacting the communities where we operate. IN THIS SECTION About Our Reporting 28 Sustainability Governance 29 Materiality 30 27Restaurant Brands for Good 2024Intro Food Planet Approach AppendixPeople & Communities

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About Our Reporting

We are committed to transparently sharing our progress. Our sustainability reporting is guided by leading standards and frameworks, including the Global Reporting Initiative (GRI), SASB Standards, TCFD, and Sustainable Development Goals (SDGs).[18] We also disclose through additional channels, such as CDP. We evaluate and refine our reporting strategy in line with evolving practices.

Disclaimer

This report is not intended for consumer-facing or marketing use and should not be interpreted as marketing or promotional representations. It does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation in respect of any securities. Forward-looking statements, including aspirational goals, contained herein are based on current expectations, variables and assumptions and are subject to a range of risks and uncertainties. Actual outcomes may differ materially.

Reporting Boundaries

Our franchisees and vendors are independent business owners who maintain our brands' core standards. We collaborate with them to raise awareness of sustainability topics and offer tools and opportunities for improvement. Together, we set objectives, monitor progress, and engage in shared innovation.

Reporting Scope

Unless otherwise specified, information in this report pertains to Restaurant Brands International Inc. and its subsidiaries for fiscal year 2024 (January to December). References to "restaurants" or "system-wide restaurants" include franchised restaurants and those that are owned by us and included in our reported restaurant count. Statements in this report are based on information and assumptions available at the time of publication. We have relied on third-party sources, including vendors, for accuracy and completeness. All dollar amounts are in U.S. Dollars, unless otherwise stated.

GRI

SASB® STANDARDS
Now part of IFRS Foundation

SUSTAINABLE DEVELOPMENT GOALS

CDP Discloser 2024

18 The content of this publication has not been approved by the United Nations and does not reflect the views of the United Nations or its officials or Member States. UN SDG website.

Forward-Looking Statements

Certain information contained in this report, including information regarding future financial performance and plans, targets, aspirations, expectations, and objectives of management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of the Canadian securities laws. We refer to all of these as forward-looking statements. Forward-looking statements and aspirational goals are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements and aspirational goals can generally be identified by the use of words such as "believe", "anticipate", "expect", "intend", "estimate", "plan", "continue", "will", "may", "could", "would", "target", "potential" and other similar expressions. Our forward-looking statements and aspirational goals, included in this report and elsewhere, represent management's expectations as of the date that they are made. Our forward-looking statements and aspirational goals are based on assumptions and analyses made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, these forward-looking statements and aspirational goals are subject to a number of risks and uncertainties and actual results may differ materially from those expressed or implied in such statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable and aspirational goals, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements and aspirational goals. You should not rely upon forward-looking statements and aspirational goals as predictions of future events. All forward-looking statements and aspirational goals attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this section and elsewhere in this report. Other than as required under securities laws, we do not assume a duty to update these forward-looking statements and aspirational goals, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

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Sustainability Governance

Our governance structure ensures a balance between top-down leadership and bottom-up prioritization and implementation.

Management

Management-level responsibility for environment, social, and governance-related (ESG) matters is held by our Chief Corporate Officer, who has assumed this responsibility since 2021. Our Chief Corporate Officer reports directly to the Chief Executive Officer and leads our Sustainability Steering Committee, overseeing the development and execution of the sustainability framework and strategy, as well as ensuring ESG oversight through his respective reporting structures. To drive performance, ESG metrics are also linked to annual employee performance incentives across our business, as well as to executive compensation. In 2024, executive compensation was tied to various ESG metrics and initiatives, including those related to packaging, green building design, and deforestation policies.

Board of Directors

Our Board possesses a broad range of skills, qualifications, and experiences that enable them to provide effective oversight of our business. Our Board members bring unique perspectives from various industries, including public, private, and not-for-profit sectors, and are culturally and geographically diverse, living across three continents. Our Board has three standing committees — the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee — as well as an ad hoc Conflicts Committee. The Audit Committee oversees sustainability topics, including environmental and human capital management goals, risks, policies and progress, receiving quarterly updates. For more details on our Board, please refer to our most recent proxy statement on our website.

Governance Structure

	GROUP	ROLE
Board	**Board of Directors**	Informed on progress of ESG topics
	Audit Committee	Has direct oversight of environmental and human capital goals, risks, policies, and progress
Executive	**Global Leadership Team**	Regularly engaged and informed on material topics
	Sustainability Steering Committee	Guides strategy and directly accountable for progress
Management	**Brands & Regions**	Responsible for execution of goals and priorities

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Materiality

Restaurant Brands for Good is built on our first materiality assessment to identify the most important sustainability issues for our business. We update the inputs to this assessment on a regular basis, benchmarking ourselves in relation to our industry peers and competitors, assessing guests' priorities through consumer research and social media, capturing external stakeholder perspectives through NGOs' requests and investor inquiries, cross-referencing these topics against an assessment of business risks in order to gather key insights and concerns to consider, and additionally identifying the areas where we believe we can push the industry forward.

In 2023, we worked with a third party to update our materiality assessment to further identify, assess and prioritize key ESG topics that may have impacts on enterprise value, society and the environment (i.e., double materiality). This updated process included engagement with both external and internal stakeholders, the results of which are mapped to help inform our priorities.

Stakeholder Engagement

With over 32,000 restaurants across more than 120 countries and territories worldwide, we understand the importance of engaging our key stakeholders in our sustainability efforts. By actively listening to the diverse perspectives and feedback of our customers, employees, suppliers, and community organizations, we gain valuable insights that enhance our business operations and decision-making processes. This direct and ongoing interaction helps us identify and address potential risks and opportunities, ensuring our actions align with both our corporate goals and stakeholder expectations. Throughout the year, we engage with many important stakeholder groups using a variety of channels and methods to solicit feedback and open dialogue.

Key Stakeholder Groups

Stakeholder	Engagement Channels	
Guests	· Surveys	· Social media interactions
Restaurant Owners	· Advisory board meetings · Annual conventions	· Engagement surveys
Vendors	· Feedback sessions · Compliance audits	· Collaborative policy development
Corporate Employees	· Town Hall meetings	· Regular engagement surveys
Local Communities/Community Organizations	· Community programs and events	· Partnerships and Foundation-led initiatives
Government	· Industry associations	· Policy discussion forums
Investors	· Annual shareholder meetings · Quarterly earnings calls	· Direct meetings
Industry Associations/NGOs	· Industry group memberships	· Collaborative projects and discussions

Appendix IN THIS SECTION Our Objectives & Progress 32 2024 GRI & SASB Index 36 31Restaurant Brands for Good 2024Intro Food Planet Approach AppendixPeople & Communities

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Our Objectives & Progress

Food

Serving high-quality and great-tasting food every day

	Summary	Ongoing Goals	Progress
Food Safety 	We provide guests around the world with high-quality and great-tasting food by maintaining industry-leading standards for vendor quality standards and food safety.	• Our Tim Hortons, Burger King, Popeyes, and Firehouse Subs restaurants worldwide are subject to rigorous food safety inspection on a regular schedule. • Our suppliers are required to seek certification under the Global Food Safety Initiative (GFSI) and undergo regular audits.	☆ **In Progress:** In 2024, we conducted over 85,000 independent food safety audits across our Tim Hortons, Burger King, Popeyes, and Firehouse Subs locations globally. ☆ **In Progress:** In 2024 more than 200,000 restaurant team members worldwide completed food safety sessions.
High-Quality Ingredients 	Our brands continue to make substantial changes to their menus to embrace and promote high-quality, freshly prepared, and locally sourced food.	• In Canada, Tim Hortons is working toward having a menu[19] that will be free of artificial colours, flavours and preservatives. • In the U.S., Popeyes is working toward offering a menu[19] that is free from colours and flavours from artificial sources, where possible, by the end of 2025.	☆ **In Progress:** Tim Hortons Canada continues to progress with more than 90% of the core menu free of artificial colours, flavours and preservatives. ☆ **In Progress:** Popeyes U.S. is on track to offer a menu free from colours and flavours from artificial sources, where possible, by the end of 2025.
Improving Choice, Nutrition, and Transparency 	It's important for guests to feel good about our food. We are working to provide guests with balanced menu options and to equip them with the information to make educated choices about their meals to fit their individual lifestyles.	• Around the world, our brands have continued to expand options for guests looking for plant-based menu items. • As a member of the U.S. Children's Food and Beverage Advertising Initiative, Burger King only advertises meals and products to children under the age of 12 that meet established nutrition criteria in each respective geography. • We strive to make detailed nutrition, ingredients, and allergen information increasingly accessible within restaurants, as well as our mobile and online platforms. • Globally, Burger King restaurants are working toward setting forward-looking targets across existing menu items, focusing on nutrients of concern, including sodium, fat, and sugar. • Tim Hortons plans to focus on setting forward-looking targets to reduce sugar in their beverages. • Popeyes plans to set forward-looking targets to reduce sodium across existing entrees, meal combinations and side dishes.	★ **Achieved:** Burger King opened its 16th and 17th pop-up restaurants featuring plant-based menus in Costa Rica. ★ **Achieved:** In Germany, Burger King priced select plant-based sandwiches below comparable traditional offerings. ★ **Achieved:** Burger King France introduced dino-shaped plant-based nuggets as a limited-time offering, while Burger King Italy launched them as a permanent addition to the menu.

19 Does not include promotional or third-party items.

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Planet

Continuously reducing our environmental footprint

	Summary	Ongoing Goals	Progress
Climate Action 	As one of the largest quick-service restaurant companies globally, we have an opportunity and an obligation to address climate change head on and our ambition is to become a part of the solution.	**By 2030:** • Reduce absolute Scope 1 and 2 greenhouse gas emissions by 50%. • Reduce Scope 3 greenhouse gas emissions intensity by 50% per metric tonne of food and per franchise restaurant. • Tim Hortons will continue to explore emerging vehicle technologies to further reduce greenhouse gas emissions. • Transition our Burger King corporate car fleet to electric models. • Procure 100% of our electricity from renewable sources for our corporate-owned and directly controlled facilities globally. • Procure 50% of electricity globally by franchise restaurants from renewable energy sources. • Develop and implement Green Building Standards for new builds and remodels at corporate and franchise restaurants globally. **By 2050:** • Achieve net-zero emissions.	☆ **In Progress:** We procured 103,230 MWh of electricity from renewable sources for corporate-owned and directly controlled facilities globally, through the purchase of Renewable Energy Credits. ☆ **In Progress:** Burger King, Spain entered a Power Purchase Agreement to procure renewable energy for its restaurants. ☆ **In Progress:** Tim Hortons added four additional electric trucks to its distribution fleet as part of its continued testing of range, operational fit and service needs. ☆ **In Progress:** In 2022, Burger King teamed up with Cargill and the National Fish and Wildlife Foundation (NFWF) on a $10 million, five-year plan to support cattle ranchers in six southern Great Plains states. According to estimates from the NFWF, and as of December 2024, 831,858 acres are under improved grazing management (achieving 83% of goal).[20] ☆ **In Progress:** In 2024, all four brands undertook emissions reduction pilots across a variety of restaurants globally. These pilots looked holistically at the building structure and system elements to determine opportunities. Results from these pilots will guide the updates to our Restaurant Building Standards in 2025.
Packaging & Recycling 	Packaging helps us serve our guests the food they love, and working closely with suppliers, we are innovating to reduce our use of packaging, transition to more sustainable materials and help our guests to reuse and recycle.	• Increase the use of reusable packaging alternatives. • Identify opportunities to reduce material volume through innovative design and restaurant policies. • Increase the use of renewable and recycled materials. • Increase the use of fibre from recycled or certified sources within fibre-based guest packaging.[21] • Reduce problematic or unnecessary plastics — those which are difficult to recycle or compost due to their format, composition, or size. Work to make our guest packaging reusable, recyclable, or compostable within the markets in which we operate around the world. • Recycle guest packaging in restaurants globally, where commercially viable and where infrastructure is available. **By 2025:** • Globally, phase out intentionally added PFAS from guest packaging. **By 2026:** • We aim to reduce virgin plastics content in guest-facing, single-use packaging by 10% across our U.S. and Canadian home markets.	☆ **In Progress:** As of December 2024, we estimate 90% of the approved, guest-facing, fibre-based packaging across RBI globally comes from recycled or certified sources.[22] ☆ **In Progress:** Globally, Tim Hortons, Burger King, and Popeyes have eliminated intentionally added PFAS from approximately 97% of approved guest packaging volumes. ★ **Achieved:** Burger King Germany, France, Spain, Portugal, United Kingdom, and Switzerland have transitioned to plastic-free wraps for sandwiches. ★ **Achieved:** Tim Hortons Canada piloted plastic-free, recyclable fibre lids for hot beverages in 39 restaurants in Prince Edward Island and Ottawa. Tim Hortons will apply learnings from pilots as they iterate on our packaging designs. ★ **Achieved:** Tim Hortons Canada has transitioned to wax-free paper for all wraps.

20 Number estimated by the NFWF as of December 2024.

21 Certified sources defined as sources certified by at least one of the following certification bodies: Forest Stewardship Council (FSC), Program for the Endorsement of Forest Certification (PEFC) or Sustainable Forestry Initiative (SFI).

22 To qualify as compliant, 100% of the materials within the fibre of the approved packaging item must be made from pre- or post-consumer recycled materials and must be third-party verified, unless certified under a Chain of Custody forest management standard, such as the FSC.

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	Summary	Ongoing Goals	Progress

Responsible Sourcing

	We're working to responsibly source the food we serve, which extends to our supply chain and the people, land and animals that may be impacted by our business.	• We remain committed to good antibiotic stewardship and reducing antibiotics important to human medicine (as defined by the World Health Organization) in our chicken and beef supply chains.[23]
		• Our goal is to have palm oil that is directly sourced and used as an ingredient at greater than 1% in our approved branded food products be supplied through a Roundtable for Sustainable Palm Oil (RSPO)-certified supply chain or be covered by RSPO credits to an equivalent volume.
		• Tim Hortons is committed to responsibly sourcing coffee by partnering with Enveritas, which verifies 100% of coffee purchases each year under social, economic, and environmental standards.[24]
		• In the U.S. and Canada, we continue working towards increasing broiler chicken welfare outcomes in line with the five freedoms and five domains of animal welfare.
		• We are committed to transitioning to cage-free eggs globally by 2030 or earlier.[25]
		  ◦ In Western Europe, Australia, and New Zealand, we aim to transition to cage-free eggs by 2025.
		  ◦ In the U.S., our cage-free eggs target is to reach at least 20% achievement by the end of 2024, 40% by 2025, and then full compliance by 2026.[26]
		  ◦ In Canada, for cage-free eggs our aim is 15% achievement by the end of 2024, 30% by 2025, 50% by 2026, 70% by 2027, and then full compliance by 2028.
		• We aim to eliminate deforestation, as defined by the United Nations Food and Agricultural Organization, from our global supply chain by 2030 or sooner.
		• We are committed to eliminating the use of gestation crates for housing pregnant sows in our supply chain globally by 2035 or sooner.
			★ **Achieved:** 100%[27] of the chicken supply for Burger King, Popeyes and Tim Hortons restaurants in the U.S. is raised without the use of antibiotics important to human medicine, as defined by the World Health Organization.[28]
			☆ **In Progress:** In 2024, it is estimated that 95% of the volumes within the scope of our Palm Oil Sourcing Policy were RSPO-certified Mass Balance, with the remaining volumes covered by RSPO credits.[29]
			★ **Achieved:** As of March 2025, our U.S. cage-free eggs compliance is 23%.
			☆ **In Progress:** In 2024, our cage-free eggs compliance in Canada was 7%.
			☆ **In Progress:** By the end of 2024, we onboarded the majority of our major U.S. suppliers, responsible for our U.S. chicken supply for Burger King and Popeyes restaurants, into our KWI program.
			★ **Achieved:** As of March 2025, Burger King and Tim Hortons in the United States and Canada have achieved 99% compliance with their sow housing commitment.
			☆ **In Progress:** We achieved compliance for 80% of our global pork supply for sow housing commitment, as of March 2025.

23 As defined by the World Health Organization in Critically Important Antimicrobials for Human Medicine 6th Revision 2018.
24 Enveritas. "Our Approach to Sustainability." https://www.enveritas.org/approach/
25 In some regions, cage-free supply is currently limited and there is not yet a clear path for the availability of sourcing. Regardless, we are committed to working with our stakeholders to meet this goal and will both disclose our progress and update our policy as we move forward so that we may remain transparent regarding both the challenges we face and progress we are able to make.
26 Products sourced for Tim Hortons U.S. from Canada that contain egg as an ingredient will follow the transition plan for Tim Hortons in Canada.
27 Excludes eggs and chicken by-products.
28 As defined by the World Health Organization in Critically Important Antimicrobials for Human Medicine 6th Revision 2018.
29 Includes all palm oil directly sourced by the Tim Hortons, Burger King, Popeyes and Firehouse Subs brands, and approved food products with greater than 1% palm oil/palm kernel oil as an ingredient, excluding third-party branded products, and cooking oil used in and food products sold in Turkey.

restaurant brands international
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People & Communities

Supporting people and enhancing livelihoods

	Summary	Ongoing Goals	Progress
Supporting Communities 	Our brands and restaurant owners are committed to contributing time, talent, and funds to build up the communities they serve.	• In September 2022, Tim Hortons announced a 5-year, C$5 million partnership with Justice Fund in support of Black, Indigenous, and youth of colour from under-resourced communities in Toronto. • Every year, Tim Hortons guests and restaurant owners across Canada rally together behind the Smile Cookie campaign. The annual campaign sees 100% of proceeds from each Smile Cookie donated to local charities. • Tim Hortons Foundation Camps aims to help youth from underserved communities achieve their full potential. Tims Camps provide young people from low-income families with the skills they need to design their future. • The Burger King Foundation's mission is to create brighter futures by empowering individuals and feeding potential through education and emergency relief. • The Popeyes Foundation's social purpose is Serving with Love, an initiative that helps provide food to those who need it and supports Popeyes team members during challenging times. • The Firehouse Subs Public Safety Foundation provides first responders and public safety organizations with lifesaving equipment and resources to be better prepared to save lives in the communities they serve.	★ **Achieved:** Raised C$29M+ for 600+ local charities and community groups through Smile Cookie and Holiday Smile Cookie campaigns. ★ **Achieved:** In 2024, Tim Hortons and its guests raised over C$800,000 for residential school survivors in Canada through sales of Tim Hortons Orange Sprinkle Donuts. ★ **Achieved:** In 2024, Tim Hortons Camp Day campaign raised nearly C$12.8 million and sent more than 1,500 underserved youth to various camps. ★ **Achieved:** In 2024, the Burger King Scholars program awarded over $4.5 million in scholarships to nearly 4,200 students across the United States. ★ **Achieved:** In 2024, more than $475,000 was directed to 75 local nonprofits, supporting a range of efforts including meal delivery programs, out-of-school meals, food pantries, and disaster-related food relief through the Popeyes Foundation's Food Love Grants program. ★ **Achieved:** In 2024, through the Firehouse Subs Public Safety Foundation, more than $300,000 in emergency grants were provided to local nonprofits, supporting a range of efforts including meal delivery programs, out-of-school meals, food pantries, and disaster-related food relief.

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2024 GRI & SASB Index

The Global Reporting Initiative (GRI) is an independent, international organization that helps businesses and other organizations take responsibility for their impacts by providing them with the global common language to communicate those impacts to multiple stakeholders. For more information, please visit the GRI website. The Sustainability Accounting Standards Board (SASB) is an independent standard-setting organization that looks to improve efficiency and consistency in environmental, social, and governance (ESG) reporting of material issues for each sector and has been developed in conjunction with investors. For more information, please visit the SASB website.

As we build on our existing reporting and continue advancing our commitment to being transparent on our ESG priorities, management approaches, and performance, Restaurant Brands International has published its GRI and SASB disclosure frameworks for the financial year ended December 31, 2024.

Restaurant Brands International has reported the information cited in this GRI content index for the period January 1st, 2024, to December 31st, 2024 with reference to the GRI Universal Standards, along with management approach disclosures that will support further alignment with metrics from the SASB Restaurants Standard. SASB allows companies to determine for themselves which standards are applicable. Therefore, we have also chosen to report on select additional disclosure topics from the Food Retailers & Distributors standard developed by SASB to communicate additional information related to our activities. In certain instances, a specific GRI or SASB topic may be described in our reporting but Restaurant Brands International may not currently report progress on the corresponding GRI disclosure or SASB metric. In these instances, we provide relevant Management Approach information on the topic and/or link to the corresponding topic page within the *Restaurant Brands for Good* section of our corporate website, which acts as a live reporting platform where these topics and any relevant performance data are discussed further.

This index represents one of our latest efforts to provide robust and meaningful information to key stakeholders and share our progress in a standardized and accessible way.

GRI 2: General Disclosures 2021

Disclosure Number	Disclosure Title	2024 Location/Response	SASB Code	SASB Metric
The organization and its reporting practices				
2-1	Organizational details	• Restaurant Brands International Inc. • Toronto, Ontario, Canada • Restaurant Brands International Inc. is a publicly traded Canadian corporation listed on the New York Stock Exchange (NYSE) and Toronto Stock Exchange (TSX) under the ticker symbol "QSR". • See Business Overview		
2-2	Entities included in the organization's sustainability reporting	• Information in our sustainability reporting pertains to Restaurant Brands International Inc. and its subsidiaries. References to "restaurants" or "system-wide restaurants" include franchised restaurants and those owned by us and included in our reported restaurant count.		
2-3	Reporting period, frequency and contact point	• Annual • Calendar year 2024, unless otherwise noted. • sustainability@rbi.com		
2-4	Restatements of information	• RBI does not have any restatements of information for this reporting cycle.

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Disclosure Number	Disclosure Title	2024 Location/Response	SASB Code	SASB Metric
Activities and workers				
2-6	Activities, value chain and other business relationships	• 2024 Form 10-K: Business (pgs. 4-10)		
2-7	Employees	• 2024 Form 10-K: Human Capital (pg. 9)	FB-RN-000.A	Number of (1) company-owned and (2) franchise restaurants
2-8	Workers who are not employees		FB-RN-000.B	Number of employees at (1) company-owned and (2) franchise locations
Governance				
2-9	Governance structure and composition	• Corporate Governance Guidelines		
2-10	Nomination and selection of the highest governance body	• Corporate Governance Guidelines		
2-11	Chair of the highest governance body	• About Us > Board of Directors • Investors > Corporate Governance > Committee Charters		
2-12	Role of the highest governance body in overseeing the management of impacts			
2-13	Delegation of responsibility for managing impacts			
2-14	Role of the highest governance body in sustainability reporting			
2-15	Conflicts of interest	• Code of Business Ethics and Conduct • Code of Conduct for Directors • Commitment to Our Team Members • Code of Ethics for Executive Officers • Code of Business Ethics and Conduct for Vendors • Whistleblowing Policy		
2-16	Communication of critical concerns	• Corporate Governance Guidelines		
2-17	Collective knowledge of the highest governance body	• Corporate Governance Guidelines		
2-18	Evaluation of the performance of the highest governance body			
2-19	Remuneration policies	• 2024 Proxy Statement		
2-20	Process to determine remuneration			
2-21	Annual total compensation ratio	• 2024 Proxy Statement: CEO Pay Ratio (pg. 79)

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Disclosure Number	Disclosure Title	2024 Location/Response	SASB Code	SASB Metric
Strategies, policies, and practices				
2-22	Statement on sustainable development strategy	• CEO Letter • Restaurant Brands for Good: ESG Governance, Stakeholder Engagement, Reporting, and Materiality		
2-23	Policy commitments	• Restaurant Brands for Good: Reporting • Supporting Policies and Reports • Code of Business Ethics and Conduct • Code of Conduct for Directors • Commitment to Our Team Members • Code of Ethics for Executive Officers • Code of Business Ethics and Conduct for Vendors • Whistleblowing Policy • Restaurant Brands for Good: Memberships and Partnerships		
2-24	Embedding policy commitments			
2-25	Processes to remediate negative impacts			
2-26	Mechanisms for seeking advice and raising concerns			
2-27	Compliance with laws and regulations			
2-28	Membership associations			
Stakeholder engagement				
2-29	Approach to stakeholder engagement	• Restaurant Brands for Good: Stakeholder Engagement		
2-30	Collective bargaining agreements	• 2024 Form 10-K: Human Capital (pg. 9)		

GRI 3: Material Topics 2021

Disclosure Number	Disclosure Title	Response	SASB Code	SASB Metric
The organization and its reporting practices				
3-1	Process to determine material topics	• Restaurant Brands for Good: ESG Governance, Stakeholder Engagement, Reporting, and Materiality		
3-2	List of material topics			
3-3	Management of material topics

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GRI 200: Economic

Disclosure Number	Disclosure Title	Response	SASB Code	SASB Metric
GRI 201: Economic Performance 2016				
3-3 Management of the material topic		• 2024 Form 10-K: Business (pg. 4) and Financial Statements and Supplementary Data (pgs. 60-106)		
201-1	Direct economic value generated and distributed (EVG&D)	• 2024 Form 10-K: Financial Statements and Supplementary Data (pgs. 61-106)		
201-2	Financial implications and other risks and opportunities due to climate change			
201-4	Financial assistance received from government	• 2024 Form 10-K: Financial Statements and Supplementary Data (pg. 87)		
GRI 205: Anti-Corruption 2016				
3-3 Management of the material topic		• Restaurant Brands for Good: Ethics & Human Rights • Code of Business Ethics and Conduct: Inside Information, and Bribes, Kickbacks, and Improper Payment • Code of Business Ethics and Conduct for Vendors: Business Integrity		
GRI 206: Anti-Competitive Behaviour 2016				
3-3 Management of the material topic		• Code of Business Ethics and Conduct: Commercial Transactions (pgs. 18-19)

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GRI 300: Environmental

Disclosure Number	Disclosure Title	Response	SASB Code	SASB Metric
GRI 301: Materials 2016				
3-3 Management of the material topic		• Restaurant Brands for Good: Our Planet • Restaurant Brands for Good: Packaging & Recycling • Restaurant Brands for Good: Responsible Sourcing • Restaurant Brands for Good: Animal Welfare • Restaurant Brands for Good: Forest Commitment • Restaurant Brands for Good: Beef • Restaurant Brands for Good: Coffee	FB-RN-430a.1	Percentage of food purchased that (1) meets environmental and social sourcing standards and (2) is certified to third-party environmental and/or social standards
			FB-RN-430a.2	Percentage of (1) eggs that originated from a cage-free environment and (2) pork that was produced without the use of gestation crates
			FB-RN-150a.2	(1) Total weight of packaging, (2) percentage made from recycled and/or renewable materials, and (3) percentage that is recyclable, reusable and/or compostable
GRI 302: Energy 2016				
3-3 Management of the material topic		• Restaurant Brands for Good: Climate Action • Code of Business Ethics and Conduct for Vendors (pg. 5) • 2024 CDP Corporate Questionnaire Response	FB-RN-130a.1	(1) Total energy consumed, (2) percentage grid electricity, (3) percentage renewable
302-1	Energy consumption within the organization			
302-2	Energy consumption outside of the organization			
302-3	Energy intensity			
GRI 303: Water and Effluents 2018				
3-3 Management of the material topic		• Restaurant Brands for Good: Responsible Sourcing • Restaurant Brands for Good: Climate Action • Code of Business Ethics and Conduct for Vendors: Sustainability (pg. 5)	FB-RN-140a.1	(1) Total water withdrawn, (2) total water consumed, percentage of each in regions with high or extremely high baseline water stress

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Disclosure Number	Disclosure Title	Response	SASB Code	SASB Metric
GRI 305: Emissions 2016				
3-3 Management of the material topic				
305-1	Direct (Scope 1) GHG emissions	• Restaurant Brands for Good: Responsible Sourcing • Restaurant Brands for Good: Climate Action • Code of Business Ethics and Conduct for Vendors: Sustainability • 2024 CDP Corporate Questionnaire Response		
305-2	Energy indirect (Scope 2) GHG emissions			
305-3	Other indirect (Scope 3) GHG emissions			
305-4	GHG emissions intensity			
GRI 306: Waste 2016				
3-3 Management of the material topic		• Restaurant Brands for Good: Responsible Sourcing • Restaurant Brands for Good: Packaging & Recycling • Code of Business Ethics and Conduct for Vendors: Sustainability	FB-RN-150a.1 FB-FR-430a.4	(1) Total amount of waste, (2) percentage food waste, and (3) percentage diverted Discussion of strategies to reduce the environmental impact of packaging
GRI 308: Supplier Environmental Assessment 2016				
3-3 Management of the material topic		• Restaurant Brands for Good: Responsible Sourcing • Restaurant Brands for Good: Animal Welfare • Restaurant Brands for Good: Forest Commitment • Restaurant Brands for Good: Beef • Restaurant Brands for Good: Coffee	FB-RN-430a.1 FB-RN-430a.3	Percentage of food purchased that (1) meets environmental and social sourcing standards and (2) is certified to third-party environmental and/or social standards Discussion of strategy to manage environmental and social risks within the supply chain, including animal welfare

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GRI 400: Social

Disclosure Number	Disclosure Title	Response	SASB Code	SASB Metric
GRI 401: Employment 2016				
3-3 Management of the material topic		• Restaurant Brands for Good: Talent Development • Code of Business Ethics and Conduct • Code of Business Ethics and Conduct for Vendors • Commitment to Our Team Members • 2024 Form 10-K: Human Capital (pg. 9)		
401-1	New employee hires and employee turnover			
401-2	Benefits provided to full-time employees that are not provided to temporary or part-time employees			
GRI 403: Occupational Health and Safety 2018				
3-3 Management of the material topic		• Code of Business Ethics and Conduct: A Safe and Secure Environment • Commitment to Our Team Members • Code of Business Ethics and Conduct for Vendors • 2024 Form 10-K: Pgs. 9-10		
GRI 404: Training and Education 2016				
3-3 Management of the material topic		• Restaurant Brands for Good: Talent Development • Commitment to Our Team Members • 2024 Form 10-K: Pgs. 9-10		
404-2	Programs for upgrading employee skills and transition assistance programs			
GRI 405: Diversity and Equal Opportunity 2016 GRI 406: Non-Discrimination 2016				
3-3 Management of the material topic		• Restaurant Brands for Good: People & Communities • Code of Business Ethics and Conduct: Inclusion, Diversity and Respect (pgs. 2, 11), and A Safe and Secure Environment (pg. 27) • Commitment to Our Team Members • Code of Business Ethics and Conduct for Vendors: Working Conditions (pgs. 6-7) • 2024 Form 10-K: Human Capital (pg. 9)		
405-1	Diversity of governance bodies and employees	• 2024 Proxy Statement: Board Highlights, Governance Guidelines, and Executive Officer Diversity (Executive Officer Diversity - pgs. 17-18)

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Disclosure Number	Disclosure Title	Response	SASB Code	SASB Metric
GRI 407: Freedom of Association and Collective Bargaining 2016				
3-3 Management of the material topic		• Restaurant Brands for Good: Ethics & Human Rights • Code of Business Ethics and Conduct: Human Rights (pg. 11) • Code of Business Ethics and Conduct for Vendors • Commitment to Our Team Members • Code of Business Ethics and Conduct for Vendors: Working Conditions (pgs. 6-7) • Restaurant Brands for Good: Responsible Sourcing		
GRI 408: Child Labor 2016				
3-3 Management of the material topic		• Code of Business Ethics and Conduct for Vendors • Code of Business Ethics and Conduct: Human Rights (pg. 11) • Restaurant Brands for Good: Ethics & Human Rights • Modern Slavery Act Report: Please visit our policies and reports webpage to view our latest report.	FB-RN-430a.3	Discussion of strategy to manage environmental and social risks within the supply chain, including animal welfare
408-1	Operations and suppliers at significant risk for incidents of child labor	• Modern Slavery Act Report: Please visit our policies and reports webpage to view our latest report.		
GRI 409: Forced or Compulsory Labor 2016				
3-3 Management of the material topic		• Modern Slavery Act Report: Please visit our policies and reports webpage to view our latest report. • Restaurant Brands for Good: Ethics & Human Rights • Code of Business Ethics and Conduct for Vendors • Commitment to Our Team Members • Restaurant Brands for Good: Responsible Sourcing	FB-RN-430a.3	Discussion of strategy to manage environmental and social risks within the supply chain, including animal welfare
409-1	Operations and suppliers at significant risk for incidents of forced or compulsory labor	• Modern Slavery Act Report: Please visit our policies and reports webpage to view our latest report.		
GRI 413: Local Communities 2016				
3-3 Management of the material topic		• Restaurant Brands for Good: People & Communities • Restaurant Brands for Good: Supporting Communities		
413-1	Operations with local community engagement, impact assessments and development programs

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Disclosure Number	Disclosure Title	Response	SASB Code	SASB Metric
GRI 414: Supplier Social Assessment 2016				
3-3	**Management of the material topic**	• Restaurant Brands for Good: Ethics & Human Rights • Code of Business Ethics and Conduct: Human Rights (pg. 11) • Code of Business Ethics and Conduct for Vendors • Commitment to Our Team Members • Restaurant Brands for Good: Responsible Sourcing	FB-RN-430a.3	Discussion of strategy to manage environmental and social risks within the supply chain, including animal welfare
GRI 416: Customer Health and Safety 2016				
3-3	**Management of the material topic**	• Restaurant Brands for Good: Food • Restaurant Brands for Good: Food Safety • Restaurant Brands for Good: Improving Choice, Nutrition, & Transparency	FB-RN-250a.1	(1) Percentage of restaurants inspected by a food safety oversight body, (2) percentage receiving critical violations
			FB-RN-250a.2	(1) Number of recalls issued and (2) total amount of food product recalled
			FB-RN-250a.3	Number of confirmed foodborne disease outbreaks, percentage resulting in public health authority investigation
			FB-FR-260a.2	Discussion of the process to identify and manage products and ingredients related to nutritional and health concerns among consumers

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Disclosure Number	Disclosure Title	Response	SASB Code	SASB Metric
GRI 417: Marketing and Labelling 2016				
3-3 Management of the material topic		• Restaurant Brands for Good: Improving Choice, Nutrition, & Transparency • Burger King Global Nutrition Guidelines for Advertising to Children	FB-RN-260a.1	(1) Percentage of meal options consistent with national dietary guidelines and (2) revenue from these options
			FB-RN-260a.2	(1) Percentage of children's meal options consistent with national dietary guidelines for children and (2) revenue from these options
			FB-RN-260a.3	Percentage of advertising impressions (1) made on children and (2) made on children promoting products that meet dietary guidelines for children
			FB-FR-260a.2	Discussion of the process to identify and manage products and ingredients related to nutritional and health concerns among consumers
GRI 418: Customer Privacy 2016				
3-3 Management of the material topic		• Code of Business Ethics and Conduct: Business Record and Proprietary Information (pg. 15) • Privacy Policy Highlights

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